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                                                                EXHIBIT 5

             Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                                 One Financial Center
                              Boston, Massachusetts 02111

    701 Pennsylvania Avenue, N.W.          Telephone: 617/542-6000
    Washington, D.C. 20004                 Fax: 617/542-2241
    Telephone: 202/434-7300                www.Mintz.com
    Fax: 202/434-7400

                                        March 3, 1997


    Media Logic, Inc.
    310 South Street
    Plainville,  Massachusetts 02762

    Gentlemen:

         We have acted as counsel to Media Logic, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 5,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), for resale to the public. The Shares are to be sold by the selling stockholder identified in the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Articles of Organization and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         Richard R. Kelly, Clerk of the Company, is a member of our firm.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

         Our opinion is limited to the General Corporation laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock" in the prospectus included in the Registration Statement.

                                       Very truly yours,


                                       /s/ Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, P.C.
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                                       Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.